UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 6, 2014

PARKERVISION, INC.
(Exact Name of Registrant as Specified in Charter)

Florida	000-22904	59-2971472
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

7915 Baymeadows Way, Jacksonville, Florida	32256
(Address of Principal Executive Offices)	(Zip Code)

(904) 732-6100
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 6, 2014, the compensation committee (the “Committee”) of the board of directors of ParkerVision, Inc. (the “Company”) established an award program for its employees (the “Program”) under its Performance Bonus Plan (the “Plan”). The Program has three performance periods, one for each of calendar years 2014, 2015 and 2016 (each, a “Performance Year”). The performance goal for each Performance Year is $50 million of Adjusted Net Cash Flow (as defined below) and the bonus pool for each Performance Year is 6% of Adjusted Net Cash Flow. No bonus pool is calculated until the $50 million target is met for a Performance Year. Once this target is met the bonus pool is calculated from the first dollar of Adjusted Net Cash Flow for such year. Each grantee of an award under the Program will receive a percentage of the bonus pool.

Awards for the Performance Year up to three times the grantee’s base salary as of January 1, 2014 ("2014 Base Salary") will be paid to grantees in cash in a lump sum (less required withholding).  To the extent that a grantee’s award for the Performance Year exceeds three times the grantee’s 2014 Base Salary, the excess amount, up to three times the grantee’s 2014 Base Salary, shall be paid in four quarterly installments over the one year period following the award payment date and any remaining excess amount shall be paid in four quarterly installments over the second year following the award payment date.

The grantee must be actively employed by the Company at the time each payment is made, except as provided in the Performance Bonus Plan. At the grantee’s request, or with the grantee’s consent, the Committee may, in lieu of cash payments, issue restricted shares or restricted share units with an equivalent value (based on the closing price of the Company’s common stock on the date of issuance), as long as shares of common stock are available for issuance under a shareholder approved performance equity plan. Any such restricted shares or restricted share units will vest at the times and in the amounts that the cash payments for which they were substituted would have been payable.

“Adjusted Net Cash Flow” is calculated from the Company’s audited financial statements as Net Increase in Cash and Cash Equivalents, plus Cash Used for Purchase of Investments, minus Proceeds from Sale/Maturity of Investments, minus Net Cash Provided by Financing Activities.

The Committee granted the following awards under the Program to its Chief Executive Officer, Chief Financial Officer and other named executive officers (as defined in Item 402 of Regulation S-K):

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Name and Title	Percentage of Bonus Pool
Jeffrey Parker, Chairman of the Board and Chief Executive Officer	15%
David Sorrells, Chief Technical Officer	15%
Cynthia Poehlman, Chief Financial Officer	7%
John Stuckey, Executive Vice President of Corporate Strategy and Business Development	6%

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 12, 2014

PARKERVISION, INC.

By:	/s/ Cynthia Poehlman
Cynthia Poehlman
Chief Financial Officer

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